EXHIBIT 10.1

                          EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is entered into by and between Apria Healthcare Group Inc. (the "Company") and
Merl A. Wallace (the "Executive"), as of the 1st day of April
1997.

I.   EMPLOYMENT.

     The Company hereby employs the Executive and the Executive hereby accepts such employment, upon the terms and conditions hereinafter set forth, from April 1, 1997, to and including April 1, 1999. This Agreement is subject to renewal only as set forth in Section VI below.

II.  DUTIES.

     A. The Executive shall serve during the course of his employment as the Executive Vice President, Operations of the Company, and shall have such other duties and responsibilities as shall be determined from time to time by a Committee consisting of the Chief Executive Officer, the President and Chief Operating Officer and the Chief Financial Officer (the "Operations Committee").

     B. The Executive agrees to devote substantially all of his time, energy and ability to the business of the Company. Nothing herein shall prevent the Executive, upon approval of the Board of Directors of the Company, from serving as a director or trustee of other corporations or businesses which are not in competition with the business of the Company or in competition with any present or future affiliate of the Company. Nothing herein shall prevent the Executive from investing in real estate for his own account or from becoming a partner or a stockholder in any corporation, partnership or other venture not in competition with the business of the Company or in competition with any present or future affiliate of the Company.

     C. For the term of this Agreement, the Executive shall report to the Operations Committee or its designee, provided, however, that the Executive's annual performance review shall be performed by the Chief Executive Officer in consultation with the other members of the Operations Committee.

III. COMPENSATION.

     A. The Company will pay to the Executive a base salary at the rate of $215,000 per year for the first year and $250,000 per year for the second year starting April 1, 1998. Such salary shall be payable in periodic installments in accordance with the Company's customary practices. Amounts payable shall be reduced by standard withholdings and other authorized deductions. In the event that this Agreement is renewed pursuant to Section VI hereof, the Executive's salary during any renewal term may be further increased from time to time at the Company's discretion as a result of the annual performance review process.

     B. Annual Bonus, Incentive, Savings and Retirement Plans. The Executive shall be entitled to participate in all annual bonus, incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company.

     C. Welfare Benefit Plans. The Executive and/or his family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other executives of the Company.

     D. Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by him in accordance with the policies, practices and procedures as in effect generally with respect to other executives of the Company.

     E. Fringe Benefits. The Executive shall be entitled to fringe benefits, including without limitation a continuation of his current car allowance of $8,400 per year, in accordance with the plans, practices, programs and policies as in effect generally with respect to other executives of the Company.

     F. Vacation. The Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices as in effect generally with respect to other executives of the Company.

     G.   Modifications, etc.   The Company reserves the right
to modify, suspend or discontinue any and all of the above plans, practices, policies and programs at any time without recourse by the Executive so long as such action is taken generally with respect to other similarly situated peer executives and does not single out the Executive.

     H. Stock Options. The Executive's stock options are governed by separate written option agreements and the terms of the Company's stock option plans. The Executive will not be eligible for any further grants or awards of stock options until after April 1, 1999.

IV.  TERMINATION.

     A. Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death. If the Company determines in good faith that the Disability of the Executive has occurred (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section XIX of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive, provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of his duties. For purposes of this Agreement, "Disability" shall mean a physical or mental impairment which substantially limits a major life activity of the Executive and which renders the Executive unable to perform the essential functions of his position, even with reasonable accommodation which does not impose an undue hardship on the Company. The Company reserves the right, in good faith, to make the determination of Disability under this Agreement based upon information supplied by the Executive and/or his medical personnel, as well as information from medical personnel (or others) selected by the Company or its insurers.

     B. Cause. The Company may terminate the Executive's employment for Cause. For purposes of this Agreement, "Cause" shall mean that the Company, acting in good faith based upon the information then known to the Company, determines that the Executive has engaged in or committed: willful misconduct; theft, fraud or other illegal conduct; refusal or unwillingness to substantially perform his duties (other than such failure resulting from the Executive's Disability) after written demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties; insubordination; any willful act that is likely to and which does in fact have the effect of injuring the reputation or business of the Company; violation of any fiduciary duty; violation of the Executive's duty of loyalty to the Company; or a breach of any term of this Agreement. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered willful unless done or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without delivery to the Executive of a notice of termination signed by the Company's Chief Executive Officer stating that, in his good faith opinion, the Executive has engaged in or committed conduct of the nature described in the second sentence of this paragraph, and specifying the particulars thereof in detail.

     C.   Other than Cause or Death or Disability.  The
Executive or the Company may terminate the Executive's employment at any time, without Cause, by giving the other party to this Agreement at least 30 days advance written notice of such termination.

     D.   Obligations of the Company Upon Termination.

          1. Death or Disability. If the Executive's employ ment is terminated by reason of the Executive's death or Disability, this Agreement shall terminate without further obligations to the Executive or his legal representatives under this Agreement, other than for (a) payment of the sum of (i) the Executive's annual base salary through the date of termination to the extent not theretofore paid, plus (ii) any earned vacation pay, to the extent not theretofore paid (the sum of the amounts described in clauses (i) and (ii) shall be hereinafter referred to as the "Accrued Obligations"), which shall be paid to the Executive or his estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the date of termination; and (b) payment to the Executive or his estate or beneficiary, as applicable, any amounts due pursuant to the terms of any applicable welfare benefit plans.

          2. Cause. If the Executive's employment is termi nated by the Company for Cause, this Agreement shall terminate without further obligations to the Executive other than for the timely payment of the Accrued Obligations. If it is subsequently determined that the Company did not have Cause for termination under this Section IV-D-2, then the Company's decision to terminate shall be deemed to have been made under
Section IV-D-3 and the amounts payable thereunder shall be the only amounts the Executive may receive for his termination.

     3.   Other than Cause or Death or Disability.

          (a) If, during the term of this Agreement (including any renewal) the Company terminates the Executive's employment for other than Cause or death or Disability, or if the Executive terminates his employment hereunder with Good Reason (as defined below), this Agreement shall terminate and the Executive shall be entitled to receive a severance payment payable in one lump sum upon the termination of his employment in an amount equal to 200% of his Annual Compensation, less any amounts required to be withheld by applicable law, in exchange for a valid release of all claims the Executive may have against the Company in a form acceptable to the Company. Such payment shall constitute the sole and entire obligation of the Company to provide any compensation or benefits to the Executive upon termination, except that the Company will also pay to the Executive any earned but unused vacation time at the rate of pay in effect on the date of the notice of termination.

          (b) For purposes of this Section IV-D-3, the term Annual Compensation means an amount equal to the Executive's annual base salary at the rate in effect on the date on which the Executive received or gave written notice of his termination, plus the sum of (i) an amount equal to the average of the Executive's two most recent annual bonuses, if any, received under the Company's Incentive Compensation Plan prior to the notice of termination, (ii) the Executive's annual car allowance, and (iii) an amount determined by the Company from time to time in its sole discretion to be equal to the average annual cost for Company employees of obtaining medical, dental and vision insurance under COBRA, which amount is hereby initially determined to be $5,000 for 1997.

          (c)  For purposes of this Section IV-D-3, the term
Good Reason means:

               (i) any reduction in the Executive's annual base salary except for a general one-time "across-the-board" salary reduction not exceeding ten percent (10%) which is imposed simultaneously on all officers of the Company; or

               (ii) the Company requires the Executive to be based at an office location which will result in an increase of more than thirty (30) miles in the Executive's one-way commute.

     4. Exclusive Remedy. The Executive agrees that the payments contemplated by this Agreement shall constitute the exclusive and sole remedy for any termination of his employment and the Executive covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.

V.   ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement or Executive's employment by the Company shall be settled exclusively by arbitration, conducted before a single neutral arbitrator in accordance with the American Arbitration Association's National Rules for Resolution of Employment Disputes as then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Sections VII, VIII, IX, or X of this Agreement and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond, and provided, further, that the Executive shall be entitled to seek specific performance of his right to be paid until the date of employment termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The fees and expenses of the arbitrator shall be borne by the Company.

VI.  RENEWAL.

     This Agreement shall be automatically renewed for one additional year each year after the expiration of the stated term, unless either party gives notice to the other, in writing, at least thirty (30) days prior to the expiration of this Agreement (or any renewal) of its or his desire to terminate the
Agreement or modify its terms.   In the event such a notice is
given and the parties are unable to agree on a mutually acceptable position for the Executive to continue as part of the Company's senior management, then on the date of expiration of this Agreement (or any renewal) the Company will pay the Executive the amount that would have been paid if there were a termination of employment under Section IV-D-3. The Executive agrees that, at the time of any such expiration, he will consider acceptable either a continuation of the Executive Vice President, Operations position or a return to his prior position as the senior executive in charge of the Company's Western Zone, in the event that the Company should offer him either of those positions.

VII. ANTISOLICITATION.

     The Executive promises and agrees that during the term of this Agreement (including any renewal) and for a period of one year thereafter, he will not influence or attempt to influence customers of the Company or any of its present or future subsidiaries or affiliates, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation or other entity then in competition with the business of the Company or any subsidiary or affiliate of the Company.

VIII. NONCOMPETITION.

     The Executive promises and agrees that for a period of one year following termination of his employment he will not enter business or work with or for any business, individual, partnership, firm, corporation or other entity then in competi tion with the business of the Company or any subsidiary or affiliate of the Company.

IX.  SOLICITING EMPLOYEES.

     The Executive promises and agrees that, for a period of one year following termination of his employment, he will not directly or indirectly solicit any of the Company employees who earned annually $50,000 or more as a Company employee during the last six months of his or her own employment to work for any other business, individual, partnership, firm, corporation, or other entity.

X.   CONFIDENTIAL INFORMATION.

     A. The Executive, in the performance of his duties on behalf of the Company, shall have access to, receive and be entrusted with confidential information, including but not limited to systems technology, field operations, reimbursement, development, marketing, organizational, financial, management, administrative, clinical, customer, distribution and sales information, data, specifications and processes presently owned or at any time in the future developed, by the Company or its agents or consultants, or used presently or at any time in the future in the course of its business that is not otherwise part of the public domain (collectively, the "Confidential Material"). All such Confidential Material is considered secret and will be available to the Executive in confidence. Except in the performance of duties on behalf of the Company, the Executive shall not, directly or indirectly for any reason whatsoever, disclose or use any such Confidential Material, unless such Confidential Material ceases (through no fault of the Executive's) to be confidential because it has become part of the public domain. All records, files, drawings, documents, notes, disks, diskettes, tapes, magnetic media, photographs, equipment and other tangible items, wherever located, relating in any way to the Confidential Material or otherwise to the Company's business, which the Executive prepares, uses or encounters during the course of his employment, shall be and remain the Company's sole and exclusive property and shall be included in the Confidential Material. Upon termination of this Agreement by any means, or whenever requested by the Company, the Executive shall promptly deliver to the Company any and all of the Confidential Material, not previously delivered to the Company, that may be or at any previous time has been in the Executive's possession or under the Executive's control.

     B. The Executive hereby acknowledges that the sale or unauthorized use or disclosure of any of the Company's Confidential Material by any means whatsoever and at any time before, during or after the Executive's employment with the Company shall constitute unfair competition. The Executive agrees that he shall not engage in unfair competition either during the time employed by the Company or any time thereafter.

XI.  PARACHUTE LIMITATION.

     Notwithstanding any other provision of this Agreement, the Executive shall not have any right to receive any payment or other benefit under this Agreement, any other agreement, or any benefit plan if such right, payment or benefit, taking into account all other rights, payments or benefits to or for the Executive under this Agreement, all other agreements, and all benefit plans, would cause any right, payment or benefit to the Executive under this Agreement to be considered a "parachute payment" within the meaning of Section 280G(b) (2) of the Internal Revenue Code as then in effect (a "Parachute Payment"). In the event that the receipt of any such right or any other payment or benefit under this Agreement, any other agreement, or any benefit plan would cause the Executive to be considered to have received a Parachute Payment under this Agreement, then the Executive shall have the right, in the Executive's sole discretion, to designate those rights, payments or benefits under this Agreement, any other agreements, and/or any benefit plans, that should be reduced or eliminated so as to avoid having the right, payment or benefit to the Executive under this Agreement be deemed to be a Parachute Payment.

XII. SUCCESSORS.

     A. This Agreement is personal to the Executive and shall not, without the prior written consent of the Company, be assignable by the Executive.

     B. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise.

XIII.WAIVER.

     No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

XIV. MODIFICATION.

     This Agreement may not be amended or modified other than by a written agreement executed by the Executive and the Company's
Chairman and Chief Executive Officer or his successor.

XV.  SAVINGS CLAUSE.

     If any provision of this Agreement or the application thereof is held invalid, such invalidity shall not affect any other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and, to this end, the provisions of this Agreement are declared to be severable.

XVI. COMPLETE AGREEMENT.

     This Agreement constitutes and contains the entire agreement and final understanding concerning the Executive's employment with the Company and the other subject matters addressed herein between the parties. It is intended by the parties as a complete and exclusive statement of the terms of their agreement. It supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated agreement.

XVII. GOVERNING LAW.

     This Agreement shall be deemed to have been executed and delivered within the State of California and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, by the laws of the State of California without regard to principles of conflict of laws.

XVIII.CONSTRUCTION.

     In any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

XIX. COMMUNICATIONS.

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed by registered or certified mail, postage prepaid, addressed to the Executive at 21622 Honeysuckle Street, Trabuco Canyon, California 92679 or addressed to the Company at 3550 Hyland Avenue, Costa Mesa, California 92626, Attention: Chief Executive Officer, with a copy to the attention of the Senior Vice President, Human Resources. Either party may change the address at which notice shall be given by written notice given in the above manner.

XX.  EXECUTION.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

XXI. LEGAL COUNSEL.

     The Executive and the Company recognize that this is a legally binding contract and acknowledge and agree that they have each had the opportunity to consult with legal counsel of their choice.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

APRIA HEALTHCARE GROUP INC.             THE EXECUTIVE


By ________________________             ______________________
     Jeremy M. Jones                    Merl A. Wallace
     Chairman and
     Chief Executive Officer